As filed with the Securities and Exchange Commission on May 3, 2024

Registration No. 333-89978

Registration No. 333-109412

Registration No. 333-173510

Registration No. 333-204217

Registration No. 333-230823

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1 TO:

FORM S-3 REGISTRATION STATEMENT NO. 333-89978

FORM S-3 REGISTRATION STATEMENT NO. 333-109412

FORM S-3 REGISTRATION STATEMENT NO. 333-173510

FORM S-3 REGISTRATION STATEMENT NO. 333-204217

FORM S-3 REGISTRATION STATEMENT NO. 333-230823

UNDER

THE SECURITIES ACT OF 1933

NuStar Energy L.P.

NuStar Logistics, L.P.

NuStar Pipeline Operating Partnership L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-16417	74-2956831
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(Address of principal executive offices)

Scott D. Grischow

Sunoco LP

8111 Westchester Drive, Suite 400

Dallas, Texas 75225

(214) 981-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Aiello

Sachin Kohli

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This post-effective amendment (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (the “Registration Statement”), filed by NuStar Energy L.P., a Delaware limited partnership (“NuStar”), with the Securities and Exchange Commission:

•

Registration Statement No. 333-89978 on Form S-3, filed on June 6, 2002, registering an indeterminate amount of common units representing limited partner interests in NuStar (f/k/a Valero L.P.), with a maximum offering price of $500,000,000;

•

Registration Statement No. 333-109412 on Form S-3, filed on October 2, 2003, registering an indeterminate amount of common units representing limited partner interests in NuStar (f/k/a Valero L.P.) , with a maximum offering price of $750,000,000;

•

Registration Statement No. 333-173510 on Form S-3, filed on April 14, 2011, registering an indeterminate amount of common units representing limited partner interests in NuStar, with a maximum offering price of $200,000,000, an indeterminate amount of debt securities of NuStar Logistics, L.P. (guaranteed by NuStar or NuStar Pipeline Operating Partners, L.P. and an indeterminate amount of debt securities of NuStar Pipeline Operating Partners, L.P. (guaranteed by NuStar or NuStar Logistics, L.P.);

•

Registration Statement No. 333-204217 on Form S-3, filed on May 15, 2015, registering an indeterminate amount of common units representing limited partner interests in NuStar, with a maximum offering price of $500,000,000; and

•	Registration Statement No. 333-230823 on Form S-3, filed on April 12, 2019, registering 23,246,650 common units representing limited partner interests in NuStar.

On May 3, 2024, pursuant to the Agreement and Plan of Merger, dated as of January 22, 2024, by and among Sunoco LP, a Delaware limited partnership (“Sunoco”), Saturn Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and direct wholly owned subsidiary of Sunoco, NuStar, Riverwalk Logistics, L.P., a Delaware limited partnership (the “NuStar GP”) and sole general partner of NuStar, NuStar GP, LLC, a Delaware limited liability company (“NuStar Managing GP”) and sole general partner of NuStar GP and Sunoco GP LLC, a Delaware limited liability company and sole general partner of Sunoco, Merger Sub merged with and into NuStar, with NuStar surviving as a Delaware limited partnership (the “Merger”). At the effective time of the Merger, each NuStar common unit (other than and (1) NuStar common units owned by NuStar, Sunoco or Merger Sub and (2) and any NuStar common units owned by a subsidiary of Sunoco) was converted into the right to receive .400 of a Sunoco common unit, with cash-in-lieu of fractional units.

In connection with the Merger, NuStar has terminated all offerings of securities pursuant to the Registration Statement. In accordance with an undertaking made by NuStar in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance and remain unsold at the termination of such offering, NuStar hereby removes from registration by means of this Post-Effective Amendment No. 1 all of the securities registered and remaining unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 2024.

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P.
its General Partner

By:	NUSTAR GP, LLC
its General Partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 2024.

NUSTAR LOGISTICS, L.P.

By:	NUSTAR GP, INC.
its General Partner

By:	NUSTAR ENERGY L.P.
its Sole Member

By:	RIVERWALK LOGISTICS, L.P.
its General Partner

By:	NUSTAR GP, LLC
its General Partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 3, 2024.

NUSTAR PIPELINE OPERATING PARTNERSHIP L.P.

By:	NUSTAR PIPELINE COMPANY, LLC
its General Partner

By:	LEGACYSTAR SERVICES, LLC
its Sole Member

By:	NUSTAR ENERGY L.P.
its Sole Member

By:	RIVERWALK LOGISTICS, L.P.
its General Partner

By:	NUSTAR GP, LLC
its General Partner

By:	/s/ Dylan A. Bramhall
Name:	Dylan A. Bramhall
Title:	Chief Financial Officer